UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2026
BXP, INC.
BOSTON PROPERTIES LIMITED PARTNERSHIP
(Exact Name of Registrants As Specified in its Charter)

BXP, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street, Suite 1900, Boston, Massachusetts 02199
(Address of Principal Executive Offices) (Zip Code)
(617) 236-3300
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
BXP, Inc.	Common Stock, par value $0.01 per share	BXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
BXP, Inc.:
Emerging growth company ☐

Boston Properties Limited Partnership:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

BXP, Inc. ☐         Boston Properties Limited Partnership ☐

Item 8.01.    Other Events.

On August 31, 2026, Boston Properties Limited Partnership (the “Partnership”), the operating partnership of BXP, Inc. (the “Company”), completed the issuance and sale of $700.0 million aggregate principal amount of the Partnership’s 6.050% Senior Notes due 2036 (the “Notes”) pursuant to an underwriting agreement, dated August 17, 2026 (the “Underwriting Agreement”), by and among the Partnership and J.P. Morgan Securities LLC, BBVA Securities Inc., BNY Mellon Capital Markets, LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”), whereby the Partnership agreed to sell and the Underwriters agreed to purchase from the Partnership, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Notes.

The net proceeds to the Partnership from the sale of the Notes, after deducting underwriting discounts and estimated transaction expenses, are estimated to be approximately $692.4 million. The Partnership intends to use the net proceeds from the sale of the Notes to fund the redemption or repayment of the $1.0 billion aggregate principal amount of the Partnership’s 2.750% Senior Notes due 2026 that are scheduled to mature on October 1, 2026 (the “2026 Notes”). The Partnership intends to use available cash and/or borrowings under its unsecured revolving line of credit to fund the remaining portion of the funds needed to redeem or repay the 2026 Notes in full. Pending such use, the Partnership may repay other debt, including amounts outstanding under its unsecured revolving line of credit, and/or invest the net proceeds in short-term, interest-bearing deposit accounts.

The Notes were issued under the indenture, dated as of December 13, 2002, between the Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly known as The Bank of New York), as supplemented by Supplemental Indenture No. 27 (“Supplemental Indenture No. 27”) dated as of August 31, 2026.

The offer and sale of the Notes were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-294080-01) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Notes are described in a prospectus supplement filed by the Partnership with the Commission on August 18, 2026 (the “Prospectus Supplement”) pursuant to Rule 424(b)(5) under the Securities Act.

Copies of the Underwriting Agreement, Supplemental Indenture No. 27 and the form of the Notes are attached hereto as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, Supplemental Indenture No. 27 and the form of the Notes.

Additionally, in connection with the filing of the Underwriting Agreement, the Partnership is filing the opinion and consent of its counsel, Goodwin Procter LLP, regarding the legality of the securities being registered as Exhibits 5.1 and 23.1 hereto, respectively, which are incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
*1.1
Underwriting Agreement, dated August 17, 2026, by and among Boston Properties Limited Partnership and J.P. Morgan Securities LLC, BBVA Securities Inc., BNY Mellon Capital Markets, LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in Schedule II thereto.

*4.1	Supplemental Indenture No. 27, dated as of August 31, 2026, between Boston Properties Limited Partnership and The Bank of New York Mellon Trust Company, N.A., as Trustee.
*4.2	Form of 6.050% Senior Notes due 2036 (attached as Exhibit A to Supplemental Indenture No. 27 filed as Exhibit 4.1 hereto).
*5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
*23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).
*101.SCH	Inline XBRL Taxonomy Extension Schema Document.
*101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
*101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
*101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
*104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).
______________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BXP, INC.

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer
and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP
By: BXP, Inc., its General Partner

By:	/s/ MICHAEL E. LABELLE
Michael E. LaBelle
Executive Vice President, Chief Financial Officer
and Treasurer

Date: August 31, 2026